UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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AMPLIFY ENERGY CORP.

(Name of Registrant as Specified In Its Charter)

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AMPLIFY ENERGY CORP.

500 Dallas Street, Suite 1700

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2019

The 2019 Annual Meeting of Stockholders of Amplify Energy Corp. will be held at the Hyatt Regency Houston, 1200 Louisiana Street, 3rd Floor — Dogwood Conference Room, Houston, Texas 77002 on May 15, 2019, at 9:00 a.m. Houston time, to consider the following proposals:

1. To elect seven members to our board of directors to hold office until our 2020 annual meeting of stockholders or until their respective successors are duly elected and qualified;

2. To ratify the appointment, by the Audit Committee of our board of directors, of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3. To approve, by a non-binding vote, the compensation of our named executive officers;

4. To approve, by a non-binding vote, the frequency of stockholder advisory votes on the compensation of our named executive officers; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the accompanying proxy materials. Only stockholders of record at the close of business on March 18, 2019, the record date, are entitled to receive notice of and to vote at the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy solicitation materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 5, 2019, we will mail to each stockholder of record a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials, vote, or request paper copies.

By Order of the Board of Directors,

Eric M. Willis

Vice President and General Counsel

Houston, Texas

April 5, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2019

This Notice of Annual Meeting and Proxy Statement, along with our 2018 Annual Report on Form 10-K, are available free of charge at http://www.proxyvote.com.

YOUR VOTE IS IMPORTANT

Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

AMPLIFY ENERGY CORP.

500 Dallas Street, Suite 1700

Houston, Texas 77002

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

We have furnished this proxy statement to you because the Board of Directors (the “Board”) of Amplify Energy Corp., a Delaware corporation (referred to herein as the “Company,” “Amplify,” “we,” “us” or “our”), is soliciting your proxy to vote at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 15, 2019, at 9:00 a.m. Houston time, at the Hyatt Regency Houston, 1200 Louisiana Street, 3rd Floor — Dogwood Conference Room, Houston, Texas 77002. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

We provide access to our proxy materials to our stockholders on the Internet. Accordingly, on or about April 5, 2019, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to stockholders. Stockholders will have the ability to access the proxy materials, including this proxy statement and voting instructions, on the website referred to in the Notice of Availability or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice of Availability.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have furnished this proxy statement to you because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.

Am I entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 18, 2019, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 22,141,804 shares of common stock outstanding and entitled to vote at the Annual Meeting, with each such share of common stock entitling the holder of record on such date to one vote. There is no cumulative voting.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. If you attend the Annual Meeting in person, you may be asked to present valid picture identification, such as a driver’s license or passport, to be admitted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a broker, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you attend the Annual Meeting in person, you may be asked to present valid picture identification, such as a driver’s license or passport, and you must present proof of your ownership, such as a current brokerage or bank account statement reflecting ownership as of the Record Date, to be admitted. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card executed in your favor from your broker, bank, dealer or other holder of record.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), we are making our proxy materials available to our stockholders electronically via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 5, 2019, the Company is sending the Notice of Availability to its stockholders of record as of the Record Date. You will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Availability includes (i) instructions on how to access the Company’s proxy materials and vote via the Internet, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request paper copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access the proxy materials, and (vii) information about attending the Annual Meeting and voting in person.

Can I vote my shares by filling out and returning the Notice of Availability?

No. The Notice of Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Availability and returning it. The Notice of Availability provides instructions on how to cast your vote. For additional information, please see “—What are the different methods that I can use to vote my shares of common stock?” below.

What am I being asked to vote on?

You are being asked to vote on four proposals:

•	Proposal 1 — the election of seven members of our Board to hold office until our 2020 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

•	Proposal 2 — the ratification of the appointment, by the Audit Committee of the Board, of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

•	Proposal 3 — the approval, by a non-binding vote, of the compensation of our named executive officers; and

•	Proposal 4 — the approval, by a non-binding vote, of the frequency of stockholder advisory votes on the compensation of our named executive officers.

In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting.

How does the Board recommend that I vote my shares?

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board’s recommendations. The Board’s recommendations can be found with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	Proposal 1 — FOR the election of each of the seven director nominees;

•

Proposal 2 — FOR the ratification of the appointment, by the Audit Committee of the Board, of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

•	Proposal 3 — FOR approving, by a non-binding vote, the compensation of our named executive officers; and

•	Proposal 4 — FOR approving, by a non-binding vote, holding stockholder advisory votes on the compensation of our named executive officers at an interval of “every one year.”

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

What are the different methods that I can use to vote my shares of common stock?

If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

•

Via the Internet. You may submit a proxy electronically via the Internet, using the website listed on the Notice of Availability. Please have the Notice of Availability in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the Notice of Availability.

•

By Telephone. You may submit a proxy by telephone using the toll-free number listed on the Notice of Availability. Please have the Notice of Availability in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the Notice of Availability.

•

By Mail. You may request a hard copy of the proxy card by following the instructions on the Notice of Availability. You may submit a proxy by mail by completing, signing, dating and returning your proxy card in the provided pre-addressed envelope. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. The completed and signed proxy card must be received by the date specified on the Notice of Availability.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

Regardless of whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

If your shares are held in “street name,” you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet service providers and telephone companies.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy in writing at any time before it is exercised at the Annual Meeting.

If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 500 Dallas Street, Suite 1700, Houston, Texas 77002.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, dealer or other agent, you should follow the instructions provided by them.

How are votes counted and how many votes are required to approve each proposal?

With respect to Proposal 1, directors will be elected by a plurality of all votes cast. You may vote “FOR” a nominee to the Board or you may “WITHHOLD” your vote for any nominee you specify or abstain from voting. The nominees who receive the highest number of “FOR” votes will be elected as directors.

With respect to Proposals 2 and 3 you may vote (with respect to Proposal 3, on an advisory basis) “FOR,” “AGAINST” or “ABSTAIN.” Each of Proposals 2 and 3 requires the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

With respect to Proposal 4, you may vote, on an advisory basis, “FOR” holding an advisory vote on the compensation paid to the Company’s named executive officers every one, two or three years or you may “ABSTAIN” from the vote. Proposal 4 requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon in favor of one of the voting options contemplated by Proposal 4. If one of the voting options is not adopted by the required vote of the stockholders, the Board will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by the stockholders.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes will not be considered as votes cast “for” or “against” Proposal 1 or Proposal 4 and will not affect the outcome of Proposal 1 or Proposal 4. Abstentions will have the same effect as votes against Proposals 2 and 3. Broker non-votes will not have any effect on the outcome of any proposal to be voted on at the meeting.

Will my shares be voted if I do not provide my proxy and do not attend the Annual Meeting?

If you are a stockholder of record and you do not vote in person at the Annual Meeting or vote by proxy, then your shares will not be voted.

If you hold your shares in “street name,” your broker should ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For certain “routine” matters, even if you do not give your broker instructions on how to vote your shares, the broker may vote your shares in its discretion. This is a broker discretionary vote. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2) is considered routine under applicable rules. For matters not considered “routine,” if you do not give your broker instructions on how to vote your shares, the broker will return the proxy card without voting on that proposal. This is a broker non-vote. The proposals to elect directors (Proposal 1), to approve, on an advisory basis, the Company’s executive compensation (Proposal 3) and to approve, on an advisory basis, the frequency of holding an advisory vote on the Company’s executive compensation (Proposal 4) are not considered routine. As a result, no broker should vote your shares on these proposals without your specific instructions.

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc., as our independent agent, to receive and tabulate votes at the Annual Meeting. Broadridge will separately tabulate “For” or “Withhold” or “For,” “Against” or “Abstain” votes, abstentions and broker non-votes, as applicable. Broadridge has also been retained to be our election inspector to certify the results, determine the existence of a quorum and the validity of proxies, and perform any other acts required under the Delaware General Corporation Law.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

Who is paying for this proxy solicitation?

We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Availability, Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone, e-mail, facsimile or other means, without additional compensation. We may also reimburse brokers, banks, dealers and other agents for the cost of forwarding proxy materials to beneficial owners.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at 500 Dallas Street, Suite 1700, Houston, Texas 77002 and received by December 7, 2019; provided that, if the date of the 2020 annual meeting is more than 30 days before or after May 15, 2020, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. If you wish to submit a proposal that is not to be included in our proxy materials for next year’s annual meeting pursuant to the SEC stockholder proposal procedures or to nominate a director, you must do so between January 21, 2020 and February 20, 2020; provided that if the date of that annual meeting is more than 30 days before or after May 15, 2020, you must give notice not later than the close of business on the 45th day before such annual meeting date or, if later, the 10th day following the day on which public announcement of the annual meeting date is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

DIRECTORS AND DIRECTOR NOMINEES

Directors

The Board currently is composed of seven members: David M. Dunn, Christopher W. Hamm, Scott L. Hoffman, Evan S. Lederman, David H. Proman (Chairman), Kenneth Mariani and Edward Andrew Scoggins, Jr.

The Board has nominated each of Messrs. Dunn, Hamm, Hoffman, Lederman, Proman, Mariani and Scoggins for re-election by the stockholders at the Annual Meeting. Information about each director nominee can be found beginning on page 36 in connection with “Proposal 1 — Election of Directors.”

Director Nominees

After the Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in “Proposal 1 — Election of Directors” above, the members of the Board will be:

Name	Age (as of March 1, 2019)	Position with the Company
David M. Dunn	43	Director
Christopher W. Hamm	51	Director
Scott L. Hoffman	42	Director
Evan S. Lederman	39	Director
David H. Proman	36	Chairman
Kenneth Mariani	57	President, Chief Executive Officer and Director
Edward Andrew Scoggins, Jr.	39	Director

Set forth below is biographical information for the nominees. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

David M. Dunn has served as a member of the Board since March 2018. Mr. Dunn serves as the Managing Partner of Cross Sound Management LLC and Co-Chief Investment Officer of the Cross Sound Distressed Opportunities Fund (collectively, “Cross Sound”). Prior to co-founding Cross Sound in May 2016, Mr. Dunn served as a senior investment professional at Arrowgrass Capital Partners (US) LP from December 2010 to April 2016. Mr. Dunn received a J.D. degree from the St. John’s University School of Law and a B.S. in Communications from Southern Illinois University.

The Board believes that Mr. Dunn’s extensive investment and restructuring experience in the energy industry brings valuable investment, strategic and analytical skills to the Board.

Christopher W. Hamm has served as a member of the Board since our inception in May 2017 and is Chairman of the Compensation Committee. Mr. Hamm is a 27-year veteran of the investment management industry and CEO of Axys Capital, an SEC-registered private investment fund manager he founded in 2009. In 1998, Mr. Hamm founded Memorial Investment Advisors, a registered investment advisor, and Memorial Funds, an institutional multi-fund registered investment company, where he served as Chairman of the Board of Trustees, and developed Millennium Funds, an alternative investment private fund complex. Prior to founding his own firms, Mr. Hamm served as Executive Director — Institutional Services at CIBC Oppenheimer, Senior Vice President — Capital Markets at PaineWebber, and Vice President — Taxable Fixed Income at Howard Weil Labouisse & Friederichs.

The Board believes Mr. Hamm’s considerable experience in the investment advisory industry brings substantial investment management skills to the Board.

Scott L. Hoffman has served as a member of the Board since March 2019. Mr. Hoffman is a Senior Analyst at Brigade Capital Management, covering the energy and power sectors. Prior to joining Brigade, Mr. Hoffman was a Director in Deutsche Bank’s Distressed Products Group from 2009 to 2012. In that capacity, Mr. Hoffman was responsible for following a variety of distressed credits and focused specifically on the energy, power, paper/packaging and airline sectors. Mr. Hoffman previously worked as a Senior Analyst in Citadel Investment Group’s Fundamental Credit Group, where he focused on the airline, building products, home building and industrial sectors. Prior to Citadel, Mr. Hoffman spent five years at Credit Suisse First Boston as an Analyst for CSFB’s Distressed Group and as an Investment Banker in the Financial Sponsors Group. Mr. Hoffman began his career at Canadian Imperial Bank of Commerce’s Financial Sponsors Group as an Investment Banker. Mr. Hoffman received a BA in International Relations from the University of Pennsylvania.

The Board believes that Mr. Hoffman’s considerable energy investment and credit experience brings substantial investment management skills to the Board.

Evan S. Lederman has served as a member of the Board since our inception in May 2017. Mr. Lederman joined Fir Tree Partners (“Fir Tree”) in 2011 and is a Partner and member of the Risk Committee. Mr. Lederman co-manages the firm’s distressed credit, restructuring, activist and private equity oriented strategies, including Fir Tree’s energy investments. Prior to joining Fir Tree, Mr. Lederman worked in the Business Finance and Restructuring groups at Weil, Gotshal & Manges LLP and Cravath, Swaine & Moore LLP. Mr. Lederman is currently a member of the board of directors of Riviera Resources (Chairman of the Board), Roan Resources, Ultra Petroleum (Chairman of the Board), Amplify Energy (formerly Memorial Production Partners), New Emerald Energy LLC, Midstates Petroleum and Deer Finance, LLC. Mr. Lederman received a J.D. degree with honors from New York University School of Law and a B.A., magna cum laude, from New York University, where he was the all-university commencement speaker in 2002.

The Board believes that Mr. Lederman’s extensive investment and restructuring experience in the energy industry, as well as his considerable experience as a member of the boards of exploration and production companies, brings valuable strategic and analytical skills to the Board.

David H. Proman has served as our Chairman and a member of the Board since our inception in May 2017. Mr. Proman joined Fir Tree in 2010 and is a Managing Director and a Partner of Fir Tree. As Co-Head of Restructuring of Fir Tree, Mr. Proman focuses on managing the firm’s distressed credit, restructuring and litigation-oriented investment strategies, including energy and structured credit activist initiatives. Mr. Proman has 15 years of investment experience in structured and corporate debt investing. Prior to joining Fir Tree, Mr. Proman was an analyst at Kore Advisors, a fixed income investment manager, where he helped manage corporate and structured mortgage credit investments. Mr. Proman served on the board of directors of Eco-Stim Energy Solutions, Inc. from March 7, 2017 to October 13, 2017. Mr. Proman is currently a member of the boards of directors, in his capacity as a Fir Tree employee, of Midstates Petroleum Company, Inc., New Emerald Energy LLC and Deer Finance, LLC. Mr. Proman also serves on the Technical Committee of FHipo, a residential mortgage REIT in Mexico and is Chairman of AC Capital Partners, S. de. R.L de C.V. and Grupo Amaral Administrador de Catera S.A.P.I de C.V. Mr. Proman received a B.A in Economics from the University of Virginia.

The Board believes Mr. Proman’s extensive investment and restructuring experience in the energy industry brings valuable strategic and analytical skills to the Board.

Kenneth Mariani joined Amplify Energy Corp. as President and Chief Executive Officer in May 2018. Mr. Mariani most recently served as the President of EnerVest Ltd. from January 2014 through December 2017. Prior to that, he served as Executive Vice President of EnerVest and President and Chief Executive Officer of EnerVest Operating Company from January 2012 to January 2014. Mr. Mariani joined EnerVest in 2000 and was Senior Vice President and General Manager — Eastern Division for 11 years. Prior to joining EnerVest, from 1991 to 2000, he served as Vice President of Operations for Energy Corporation of America (“ECA”), a privately held exploration and production company, and was responsible for engineering, land, geology and production operations. Prior to his role at ECA, he held various engineering positions at Conoco, Inc., in the Midland, TX, and Rocky Mountain Divisions. Mr. Mariani holds a degree in Chemical Engineering from the University of Pittsburgh, graduating cum laude with a petroleum option. Mr. Mariani received his Master of Business Administration from The University of Texas of the Permian Basin and is a licensed Professional Engineer.

The Board believes Mr. Mariani’s extensive executive experience with oil and natural gas companies brings valuable strategic, managerial and analytical skills to the Board.

Edward A. Scoggins, Jr. has served as a member of the Board since our inception in May 2017. Mr. Scoggins co-founded Millennial Energy Partners in 2012, and currently serves as Managing Partner. Under his leadership, the firm has secured private equity capital in excess of $300 million and directly invested in oil and gas assets through eight investment vehicles. Prior to Millennial, from 2008 to 2012, Mr. Scoggins led BG Group plc’s commercial and technical teams on oil and gas investments in the Haynesville shale, the Marcellus shale, British Columbia, Chile, Equatorial Guinea and Trinidad and Tobago. Prior to joining BG Group plc, Mr. Scoggins served as Strategic Planning Manager and Community and Public Relations Manager with Marathon Oil Company from 2005 to 2008. Mr. Scoggins began his career with Bechtel Corporation as Project Controls Engineer in Equatorial Guinea, West Africa from 2004 to 2005. In addition to Amplify Energy, Mr. Scoggins also currently serves as a member of the board of directors of Ultra Petroleum Corp. He received his bachelor’s degree in Economics and History from Vanderbilt University and earned his Master of Science in Foreign Service (MSFS) degree with a concentration in business and finance from Georgetown University.

The Board believes that Mr. Scoggin’s considerable investment and commercial experience in the energy industry brings valuable strategic and investment skills to the Board.

EXECUTIVE OFFICERS

In addition to Mr. Mariani (please see biography above), the following individuals serve as our executive officers as of the date of this proxy statement. Officers serve at the discretion of the Board.

Name	Age (as of March 1, 2019)	Position with the Company
Martyn Willsher	40	Senior Vice President and Chief Financial Officer
Polly Schott	47	Senior Vice President and Chief Administrative Officer
Eric M. Willis	40	Vice President and General Counsel
Richard P. Smiley	60	Vice President of Operations — Onshore

Set forth below is biographical information for our executive officers.

Martyn Willsher was appointed Senior Vice President and Chief Financial Officer of the Company on April 27, 2018. Previously, Mr. Willsher served as the Company’s Vice President and Treasurer since May 2017. He also served as Treasurer of Memorial Production Partners GP, LLC, our predecessor, from July 2014 to May 2017, and as Director of Strategic Planning for Memorial Resource Development LLC, an affiliate of our predecessor, from March 2012 to June 2014. Prior to that, he served as Manager, Financial Analysis of AGL Resources from September 2009 to March 2012, and as Director — Upstream Oil & Gas A&D of Constellation Energy from August 2006 to March 2009. Prior to that, he served in various business development and financial analysis roles at JM Huber Corp., FTI Consulting and PricewaterhouseCoopers LLP. Mr. Willsher received his Master of Business Administration from The University of Texas at Austin and his Bachelor of Business Administration in Finance from Texas A&M University.

Polly Schott joined Amplify Energy Corp. as Senior Vice President and Chief Administrative Officer in June 2018. Ms. Schott served as Senior Vice President, Finance and Accounting with EnerVest, Ltd. from September 2014 to February 2018, and previously as Vice President, Finance from March 2012 to August 2014. Prior to EnerVest, Ms. Schott was a Director with BNP Paribas’ energy banking group in Houston. She served in various credit and commercial roles with BNP Paribas from March 2001 to January 2012 and from August 1993 to July 1998. Ms. Schott also worked as a Financial Analyst with The Minute Maid Company from July 2000 to March 2001. Ms. Schott holds a Bachelor of Arts in Economics and French from Rice University and a Master of Business Administration from The University of Texas at Austin. Ms. Schott is a CFA® charterholder.

Eric M. Willis has served as our Vice President and General Counsel since December 2017. From April 2015 to December 2017, Mr. Willis was a partner in the capital markets practice group at Kirkland & Ellis LLP in Houston, Texas, representing oil and gas clients. Prior to joining Kirkland & Ellis, he practiced corporate and securities law from September 2008 to April 2015 at Latham & Watkins LLP in Houston, Texas and Orange County, California. Mr. Willis holds a Juris Doctorate from The University of Texas at Austin School of Law and Bachelor of Science in Chemistry from the United States Military Academy.

Richard P. Smiley has served as our Vice President of Operations — Onshore since our inception in May 2017. He previously served at Memorial Production Partners GP, LLC, the general partner of our predecessor, as Vice President of Operations — Onshore from March 2016 to May 2017, as Vice President of Operations — Southern Region from August 2015 through February 2016 and as Director, Operations — Northern Region from November 2014 to July 2015. Previously, he was Vice President of Operations at CL&F Resources LP from February 2014 to November 2014. From December 2011 to January 2014, Mr. Smiley served as Vice President of Operations at Propel Energy, LLC. From June 2010 to November 2011, he held the position of Operations Manager at Quantum Resources Management, LLC. Mr. Smiley began his career with El Paso Exploration Company in 1980 and held various engineering, operations and management with multiple companies, including Burlington Resources, Comstock, Bois d’Arc and Stone Energy, throughout the Central United States, both onshore and in the Gulf of Mexico. Mr. Smiley has a Petroleum Engineering Degree from the Colorado School of Mines.

CORPORATE GOVERNANCE MATTERS

Code of Conduct

The Board has adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct is available in the Corporate Governance section of our website at www.amplifyenergy.com. The purpose of the Code of Conduct is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to us and our officers.

Board Composition

The Board consists of seven members. The Board holds regular and special meetings at any time as may be necessary. Regular meetings may be held without notice on dates set by the Board from time to time. Special meetings of the Board or meetings of any committee thereof may be held at the request of the Chairman of the Board or a majority of the Board (or a majority of the members of such committee) upon at least two days (if the meeting is to be held in person) or 24 hours (if the meeting is to be held telephonically) prior oral or written notice to the other members of the Board or committee or upon such shorter notice as may be approved by the directors or members of such committee. A quorum for a regular or special meeting will exist when a majority of the members are participating in the meeting either in person or by telephone conference. Any action required or permitted to be taken at a board meeting may be taken without a meeting if such action is evidenced in writing and signed by all of the members of the Board. The Board currently consists of a single class of directors each serving one-year terms.

In evaluating director candidates, the Board will assess whether a candidate possesses the integrity, judgment, knowledge, experience, skill and expertise that are likely to enhance the ability of the Board to manage and direct our affairs and business, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. The Board will consider individuals identified by stockholders on the same basis as nominees from other sources. We have no minimum qualifications for director candidates. In general, however, the Board will review and evaluate both incumbent and potential new directors in an effort to achieve diversity of skills and experience among our directors and in light of the following criteria:

•	experience in business, government, education, technology or public interests;

•	high-level managerial experience in large organizations;

•	breadth of knowledge regarding our business or industry;

•	specific skills, experience or expertise related to an area of importance to us, such as energy production, consumption, distribution or transportation, government, policy, finance or law;

•	moral character and integrity;

•	commitment to our stockholders’ interests;

•	ability to provide insights and practical wisdom based on experience and expertise;

•	ability to read and understand financial statements; and

•	ability to devote the time necessary to carry out the duties of a director, including attendance at meetings and consultation on company matters.

Although we do not have a policy in regard to the consideration of diversity in identifying director nominees, the Board seeks nominees with distinct professional backgrounds, experience and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities.

Board Nominations

Our amended and restated bylaws set forth the procedures for submitting recommendations for candidates to the Board. Nominations of persons for election to the Board may be made at an annual meeting of stockholders (i) pursuant to our proxy materials with respect to such annual meeting, (ii) by or at direction of the Board or (iii) by any stockholder who is entitled to vote at the annual meeting who has complied with the notice procedures set forth in our amended and restated bylaws.

Meeting of Non-Management Directors and Communications with Directors

At each quarterly meeting of the Board, all of our independent directors intend to meet in an executive session without participation by management or non-independent directors. Shareholders or interested parties may communicate directly with the Board, any committee of the Board, any independent directors, or any one director, by sending written correspondence by mail addressed to the Board, committee or director to the attention of our Corporate Secretary at the following address: c/o Corporate Secretary, Amplify Energy Corp., 500 Dallas Street, Suite 1700, Houston, Texas 77002. Communications are distributed to the Board, committee of the Board, or director as appropriate, depending on the facts and circumstances outlined in the communication. Commercial solicitations or communications will not be forwarded.

Director Independence

Our common stock is quoted for trading on OTCQX. Pursuant to OTCQX rules, we are required to have at least two independent members of the Board. The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under OTCQX rules.

The Board has assessed the independence of each non-employee director under the Company’s guidelines and OTCQX rules. The Board has affirmatively determined that, under OTCQX rules, Messrs. Dunn, Hamm, Hoffman, Lederman, Proman and Scoggins are independent directors, based on information provided by the directors.

In connection with its assessment of the independence of each non-employee director, the Board also determined that Messrs. Dunn, Hoffman and Scoggins are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the OTCQX rules applicable to members of the Audit Committee.

Board Leadership Structure and Role in Risk Oversight

Leadership of the Board is vested in a Chairman of the Board. David H. Proman serves as the Chairman of the Board the Company. We do not have a policy requiring either that the positions of the Chairman of the Board and the Chief Executive Officer be separate or that they be occupied by the same individual. The Board believes that this issue is properly addressed as part of the succession planning process and that a determination on this subject should be made when it elects a new chief executive officer or at such other times as when consideration of the matter is warranted by circumstances.

Risk is inherent in business, and it is the responsibility of senior management to develop and implement the Company’s short and long-term objectives and to identify, evaluate, manage and mitigate the risks inherent in seeking to achieve those objectives. The Board is actively involved in oversight of risks that could affect us and works with management to ensure that it has in place processes for dealing appropriately with risk. For example, the Board:

•	oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;

•	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans;

•	oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy; and

•	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its debt instruments.

Board oversight is conducted in part through its committees. In particular, the Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accountants report regularly to the Audit Committee on those subjects. The Board does not consider its role in oversight of the Company’s risk management function to be relevant to its choice of leadership structure.

Committees of the Board

The Board has established an Audit Committee and a Compensation Committee. The Audit Committee and Compensation Committee compositions and responsibilities are described below.

Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements and Company policies and controls. The Audit Committee has the sole authority to retain and terminate our independent registered public accounting firm, approves all auditing services and related fees and the terms thereof, and pre-approves any non-audit services to be rendered by our independent registered public accounting firm. The Audit Committee is also responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm is given unrestricted access to the Audit Committee. The charter for the Audit Committee is available within the “Corporate Governance” section of our website at http://investor.amplifyenergy.com/corporate-governance.cfm. The information contained on, or connected to, our website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.

Messrs. Dunn, Hoffman and Scoggins currently serve on the Audit Committee and Mr. Scoggins serves as the chairman. Pursuant to OTCQX rules, we are required to have a majority independent Audit Committee. Each of Messrs. Dunn, Hoffman and Scoggins are considered independent under OTCQX rules. The Board has determined that Mr. Scoggins is an “audit committee financial expert” as defined under SEC rules.

Compensation Committee

The Compensation Committee assists the Board in its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Compensation Committee reviews and fixes the salary and other compensation of the Chief Executive Officer and the other executive officers of the Company, including administering the Amplify Energy Corp. Management Incentive Plan. The charter for the Compensation Committee is available within the “Corporate Governance” section of our website at http://investor.amplifyenergy.com/corporate-governance.cfm. The information contained on, or connected to, our website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.

Messrs. Dunn, Hamm and Proman currently serve on the Compensation Committee, and Mr. Hamm serves as the chairman.

Other Committees

The Board may on occasion establish other committees, as it deems necessary or required. We do not currently have a standing nominating committee or a committee performing similar functions. The independent directors of the Board currently serve this function. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the Board. The Board will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment. There have been no material changes to the procedures by which security holders may recommend nominees to the Board.

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

During 2018, the Board met 13 times, the Audit Committee met four times, the Compensation Committee met three times and each board member attended 63% or more of the aggregate of the meetings of the Board and of the committees on which he served. We encourage all of our directors and nominees for director to attend the Annual Meeting; however, attendance is not mandatory. All of our directors attended the 2018 Annual Meeting.

Hedging Policy

Our insider trading policy prohibits our employees from engaging in any speculative transactions involving our equity securities, including buying and selling prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or speculate on changes in the market value of equity securities of the Company. Any such activity would require the approval and authorization of either the Chief Compliance Officer or General Counsel.

Stockholder Communications with the Board

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 500 Dallas Street, Suite 1700, Houston, Texas 77002. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “AMPY Stockholder-Board Communication” or “AMPY Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Company’s General Counsel will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (i) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (ii) the communication falls within the scope of matters generally considered by the Board. If the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s General Counsel may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. If requested, any questions or comments will be kept confidential to the extent reasonably possible. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Compensation Committee Interlocks and Insider Participation

During 2018, none of our executive officers served on the board or compensation committee of a company that had an executive officer that served on the Board. During 2018, no member of the Board was an executive officer of a company in which one of our executive officers served as a member of the board or compensation committee of that company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Amplify under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://www.amplifyenergy.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Amplify’s audited financial statements as of and for the year ended December 31, 2018.

The Audit Committee discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee discussed with KPMG LLP their independence, and received from KPMG LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with KPMG LLP, with and without management present, the scope and results of KPMG LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to the Board that such audited financial statements be included in our 2018 Annual Report on Form 10-K for filing with the SEC. The Audit Committee also has engaged KPMG LLP as our independent registered public accounting firm for 2019 and is seeking ratification of such appointment by the stockholders.

The Audit Committee of Amplify Energy Corp.

Edward A. Scoggins, Jr., Chairman

David M. Dunn

Scott L. Hoffman

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of the Company’s business, the Company purchases products or services from, or engages in other transactions with, various third parties. Occasionally, these transactions may involve entities that are affiliated with one or more members of the Board.

Related Party Agreements

Since January 1, 2018, no transactions have occurred, and no transactions are currently proposed, in which the Company was or is to be a participant, involving an amount exceeding $120,000 and in which any related person had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

We maintain a policy for approval of related party transactions. A “related party transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our common stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our common stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The policy and procedures for reviewing related party transactions are not formally stated, but they are derived from the Code of Conduct and the charter of the Audit Committee. Under its charter, the Audit Committee is responsible for reviewing all material facts of all related party transactions, including transactions for which disclosure would be required under Item 404(a) of Regulation S-K.

Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursements for expenses incurred arising under the Securities Act.

Our amended and restated certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of the duty of loyalty;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•	for liability under Section 174 of the Delaware General Corporation Law (the “DGCL”) (relating to unlawful dividends, stock repurchases or stock redemptions); or

•	for any transaction from which the director derived any improper personal benefit.

The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our amended and restated certificate of incorporation provides that we indemnify each director and the officers, employees and agents determined by the Board to the fullest extent provided by the laws of the State of Delaware. Our amended and restated certificate of incorporation also requires us to advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

Any amendment to or repeal of these provisions will not adversely affect any right or protection of our directors in respect of any act or failure to act that occurred prior to any amendment to or repeal of such provisions or the adoption of an inconsistent provision. If the DGCL is amended to provide further limitation on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers. We also maintain director and officer liability insurance.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis provides an overview of the 2018 executive compensation program for our named executive officers (“NEOs”) identified below.

Name	Principal Position
Kenneth Mariani (1)	President and Chief Executive Officer
Martyn Willsher (2)	Senior Vice President and Chief Financial Officer
Polly Schott (3)	Senior Vice President and Chief Administrative Officer
Richard P. Smiley	Vice President, Onshore Operations
Eric M. Willis	Vice President and General Counsel
William J. Scarff (4)	Former President and Chief Executive Officer
Robert L. Stillwell, Jr. (5)	Former Senior Vice President and Chief Financial Officer

(1)	On May 4, 2018, the Board appointed Kenneth Mariani to serve as President and Chief Executive Officer of the Company, effective May 14, 2018.
(2)	On April 27, 2018, the Board appointed Martyn Willsher to serve as Senior Vice President and Chief Financial Officer of the Company, effective April 27, 2018.
(3)	On May 5, 2018, the Board appointed Polly Schott to serve as Senior Vice President and Chief Administrative Officer, effective June 11, 2018
(4)

Mr. Scarff retired from his position as President and Chief Executive Officer effective as of May 14, 2018. In conjunction with Mr. Scarff’s retirement, the Board appointed Kenneth Mariani to serve as President and Chief Executive Officer effective May 14, 2018.

(5)

Mr. Stillwell separated from his position as Senior Vice President and Chief Financial Officer effective April 27, 2018. In conjunction with Mr. Stillwell’s separation, the Board appointed Mr. Willsher to serve as Senior Vice President and Chief Financial Officer effective April 27, 2018.

Our Compensation Philosophy

The Company employs a compensation philosophy that emphasizes pay-for-performance based on a combination of the Company’s performance and the individual’s impact on the Company’s performance and placing the majority of each officer’s compensation at risk. We believe this pay-for-performance approach generally aligns the interests of executive officers who provide services to us with that of our stockholders, and at the same time enables us to maintain a lower level of base salary overhead in the event our operating and financial performance fails to meet expectations. Our Company’s executive compensation is designed to attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment, to motivate those individuals to reach near-term and long-term goals in a way that aligns their interest with that of our stockholders, and to reward success in reaching such goals. As our needs evolve and as circumstances require, we periodically reevaluate our executive compensation philosophy, principal objectives, and programs, including for example, in connection with the leadership transition we experienced during 2018.

Compensation Setting Process

Our Compensation Committee is responsible for reviewing, evaluating, and approving the agreements, plans, policies, and programs of the Company to compensate our executive officers and directors. In addition, our Compensation Committee also oversees our employee compensation benefit plans, policies and programs for our executive officers and non-executive employees, including determination with respect to annual cash incentive awards and grants of long-term equity incentive awards described below under “Elements of Executive Compensation — Long Term Incentive Compensation.”

The Compensation Committee relied on several resources in reviewing elements of executive compensation and making compensation decisions, including historical compensation levels and performance objectives, and input from our president and chief executive officer (“CEO”) in making determinations regarding the executive compensation program and the individual compensation of each executive officer, other than our CEO. The Compensation Committee did not retain an independent compensation consultant for the 2018 fiscal year, or rely on a benchmarking analysis as a reference point or framework for compensation decisions in 2018. The Compensation Committee reviews and discusses all recommendations regarding executive compensation, then submits all recommendations to the Board for approval.

Elements of Executive Compensation

There are three primary elements of compensation that are used in our executive compensation program: base salary, annual incentive bonus and long-term equity incentive awards. Annual incentive bonuses and equity incentives (as opposed to base salary) represent the performance-driven elements of the compensation program. Performance driven compensation elements are also flexible in application and can be tailored to meet our objectives. The determination of specific individuals’ annual incentive bonuses awarded in respect of a performance period reflects each individual’s relative contribution to achieving or exceeding annual goals, and the determination of specific individuals’ long-term incentive awards is based on the individual’s expected contribution in respect of longer term performance objectives.

Base Salary. We believe the base salaries for our named executive officers are generally competitive within the market, but are moderate relative to base salaries paid by companies with which we compete for similar executive talent across the broad spectrum of the energy industry. We review the base salaries on an annual basis and in connection with promotions or other changes to roles and responsibilities and make adjustments as necessary to maintain a competitive executive compensation structure. As part of our review, we may examine the compensation of executive officers in similar positions with similar responsibilities at companies within the oil and gas industry with which we generally compete for executive talent. On April 27, 2018, our Board increased Mr. Willsher’s base salary from $235,000 to $300,000 in connection with Mr. Willsher’s promotion from Vice President and Treasurer to Chief Financial Officer of the Company, and increased Mr. Smiley’s base salary from $310,000 to $330,000 in connection with increases to his responsibilities following the departure of Christopher Cooper, our former Senior Vice President & Chief Operating Officer.

Annual Incentive Awards. Annual incentive awards are discretionary and may be determined based on financial and/or individual performance. We review bonus awards for our named executive officers annually to determine award payments for the most recently completed fiscal year, as well as to establish award opportunities for the next fiscal year. At the end of each fiscal year, we meet with each executive officer to discuss our performance goals for the upcoming fiscal year and what each executive officer is expected to contribute to help us achieve those performance goals. The determination of specific individuals’ actual annual bonus payout will reflect their relative contribution to achieving or exceeding annual goals. The earned annual incentive bonuses payable to our named executive officers are generally paid 25% in cash, and 75% in fully vested shares of Amplify stock (calculated based on the three-day volume weighted average price of an Amplify share for the three consecutive trading days ending one week prior to the bonus payment date). On April 27, 2018, at the same time our Board modified Mr. Willsher’s and Mr. Smiley’s base salaries, the Board increased Mr. Willsher’s target bonus from 50% to 75% of his base salary, and increased Mr. Smiley’s target bonus from 65% to 70% of his base salary.

The Board considers and takes into account several factors in determining the discretionary bonus awards such as company performance and strategic initiatives. For the 2018 fiscal year, our annual bonus program measured achievement of performance objectives related to:

•	Average daily production, weighted at 15% of the total bonus pool funding;

•	Free cash flow, weighted at 15% of the total bonus pool funding;

•	Lease operating expenses, weighted at 15% of the total bonus pool funding;

•	General and administrative expenses, weighted at 15% of the total bonus pool funding;

•	Total OSHA reportable injuries, weighted at 10% of the total bonus pool funding; and

•	Compensation Committee discretion, weighted at 30% of the total bonus pool funding.

These performance objectives were selected in order to motivate key employees, including our named executive officers, and reward them for successfully executing our business strategies as measured against quantitative operational and financial measures for 2018. Target performance levels for each performance objective were established by the Board in May 2018 and set at challenging levels that were both consistent with our long-term goals and intended to incentivize and reward superior performance. In addition, a threshold level of performance is established for each performance objective, and if threshold performance for a performance objective is not achieved, no bonus amount is earned in respect of that performance objective. For example, as described below, the threshold lease operating expenses performance goal was not achieved and accordingly, the portion of the bonus which could have been earned in respect of lease operating expenses was not paid.

The Compensation Committee certified achievement of the performance objectives for 2018 as follows:

•	Average daily production: achieved at 98% of target;

•	Free cash flow: achieved at 77% of target, which was below threshold performance levels; and

•	Lease operating expenses: achieved at 88% of target, which was below threshold performance levels.

•	General and administrative expenses: achieved at 93% of target;

•	Total OSHA reportable injuries: achieved at 150% of target;

The Compensation Committee determined that the discretionary component of our annual bonus program would be fully funded for 2018. For the 2018 fiscal year, the aggregate target award for each NEO, and total annual incentive award paid to each NEO was as follows:

Name	Target Annual Incentive Award	Total Annual Incentive Award (2)
Kenneth Mariani	$600,000	$323,941
Martyn Willsher	$225,000	$173,844
Polly Schott	$225,000	$129,576
Richard P. Smiley	$231,000	$204,366
Eric M. Willis	$227,500	$200,416
William J. Scarff (1)	$600,000	$—
Robert L. Stillwell, Jr. (1)	$373,500	$—

(1)	Mr. Scarff and Mr. Stillwell separated from their respective positions as NEOs during the 2018 fiscal year, and did not receive an annual bonus for 2018.
(2)

The amount shown represents the earned annual incentive bonuses payable to our NEOs, and these amounts were paid 25% in cash and 75% in fully vested shares of Amplify stock. In addition, the Compensation Committee also approved supplemental discretionary bonus amounts for Mr. Mariani ($29,541), Mr. Willsher ($8,244), Ms. Schott ($32,976), Mr. Smiley ($34,350), and Mr. Willis ($32,976), which were paid in fully vested shares of stock.

Long Term Incentive Compensation. We have adopted the Amplify Energy Corp. Management Incentive Plan (the “MIP”) for key personnel who perform services for us. The purpose of awards under our MIP is to align the interests of eligible employees with the interests of our stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company.

Each of our NEOs is eligible to participate in our MIP. Our MIP allows for the grant of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units (“RSUs”), stock appreciation rights, performance awards, stock awards and other incentive awards. All grants under the MIP, to the extent applicable, are intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code. A maximum of 2,322,404 shares of the Company’s common stock are reserved for issuance under the MIP. As of December 31, 2018, 816,470 of those common shares remained available for future awards. Shares of common stock subject to awards that are cancelled, expired, forfeited or otherwise terminated without delivery of the underlying share will be available again for grant pursuant to other awards.

The Compensation Committee determines the size and vesting terms of all awards made under our MIP, and recommends the terms to the Board for approval. The Compensation Committee administers all other aspects of the MIP. In establishing its recommendations to the Board, the Compensation Committee took a number of factors into account, including, among others, the eligible employee’s expected contribution to the long-term success of the Company, the significant demand for experienced oil and gas executives and information gathered by the Board regarding equity-based incentive compensation paid to executives at other public oil and gas exploration and production companies. In future years, the Compensation Committee may take some or all of these factors into account, and may also consider other factors that it deems relevant at the time of determination.

During 2018 our Compensation Committee reviewed the long-term incentive awards granted to our NEOs, including one-time awards granted in connection with the commencement of employment and historical equity incentive awards granted in connection with our emergence from bankruptcy. Following this review, on November 7, 2018 the Board approved the annual grants of long-term incentive awards (the “2018 Annual MIP Awards”) under the MIP to our senior executives and other employees, including some of our NEOs. The 2018 Annual MIP Awards consist of time-based vesting RSUs and performance-vesting RSUs.

Time-based vesting RSUs granted vest in substantially equal one-third increments on the first, second, and third anniversaries of the date of grant, so long as the award recipient remains in continuous service with the Company and its affiliates through the applicable vesting date.

Performance-vesting RSUs vest upon achievement of 15-day volume-weighted average price targets, with one-third vesting upon achievement of each of $12.50 per share, $15.00 per share, and $17.50 per share targets. Upon achievement of such specified share price hurdle, performance-vested RSUs are subject to additional time-based vesting, such that 50% of the performance-vesting RSUs are settled on the date such performance-vesting conditions are satisfied, and an additional 25% vest and are settled on the first and second anniversaries of such date, so long as the award recipient remains in continuous service with the Company and its affiliates through each date. If a participant’s employment is terminated by us without “cause” or with “good reason,” any unvested time-based vesting RSUs will become vested, and if such termination occurs after the second anniversary of the grant date, performance-vesting RSUs may become vested if the then-current volume-weighted average price is within $0.25 of the next share price target.

In connection with our emergence from bankruptcy in 2017, our then-current NEOs were granted awards of RSUs and stock options under the MIP (the “Emergence Awards”), which consisted of time-based vesting RSUs and time-based vesting stock options. The exercise price of the stock options granted as Emergence Awards was equal to $21.58, which represented a significant premium over the price of a share of common stock at the date of our emergence (which was $13.77). In November 2018, the Board determined, based on the recommendation of the Compensation Committee, that the stock options granted as Emergence Awards no longer constituted a meaningful incentive opportunity for our named executive officers. Holders of stock options granted as Emergence Awards who were considered for receipt of a 2018 Annual MIP Award were required to forfeit the unvested stock options as a condition to receiving any 2018 Annual MIP Award.

Employment Agreements and Severance Protection Agreements

Mr. Mariani and Ms. Schott joined the Company during 2018. In connection with the commencement of their employment, the Company entered into employment agreements with Mr. Mariani and Ms. Schott which set forth the terms of each executive’s employment, and potential severance benefits upon qualifying terminations of employment. Prior to 2018, the Company entered into Change of Control Agreements with Mr. Willsher, Mr. Smiley, Mr. Scarff, and Mr. Stillwell, which provide for severance benefits upon qualifying terminations of employment in connection with a change of control, and Management Incentive Plan Severance Agreements, which provide for severance benefits upon a qualifying termination of employment prior to May 4, 2019. The Company has not entered into an employment agreement or severance agreement with Mr. Willis.

Employment Agreements. The Company entered into an employment agreement with Mr. Mariani (the “Mariani Employment Agreement”), effective May 14, 2018, and an employment with Ms. Schott (the “Schott Employment Agreement”), effective June 11, 2018.

The Mariani Employment Agreement provides Mr. Mariani with an initial base salary of $600,000 per year; an annual bonus opportunity targeted at 100% of his annual base salary, which was pro-rated for calendar year 2018; a grant of 125,000 RSUs subject to time-based vesting conditions and 125,000 RSUs subject to performance-vesting conditions similar to the 2018 Annual MIP Award, which were made within 30 days of the effective date; and the right to participate in the benefit plans, programs and arrangements available to the Company’s other senior executives generally, subject to the terms and conditions of such plans, programs and arrangements.

The Schott Employment Agreement provides Ms. Schott with an initial base salary of $300,000 per year; an annual bonus opportunity targeted at 75% of her annual base salary, which was pro-rated for calendar year 2018; a grant of 40,000 RSUs subject to time-based vesting conditions and 40,000 RSUs subject to performance-vesting conditions similar to the 2018 Annual MIP Award, which were made within 30 days of the effective date; and the right to participate in the benefits plans, programs and arrangements available to the Company’s other senior executives generally, subject to the terms and conditions of such plans, programs and arrangements.

Upon any termination of employment with the Company, Mr. Mariani or Ms. Schott will be entitled to: (i) accrued but unpaid base salary as of the termination date, (ii) any unreimbursed business expenses incurred through the termination date, and (iii) any payments and benefits to which he may be entitled under any benefit plan, programs, or arrangements (collectively, the “Accrued Obligations”).

In the event of a termination of Mr. Mariani’s or Ms. Schott’s employment with the Company without “cause” (as defined below) or for “good reason” (as defined below) (each, a “Good Leaver Termination”), then in addition to the Accrued Obligations and subject to timely execution and non-revocation of a general release of claims, the NEO will be entitled to: (i) any earned but unpaid annual bonus for the preceding calendar year (the “Actual Prior Year Bonus”); (ii) a pro-rated annual bonus in respect of the calendar year of termination, which the amount determined based on actual results for such calendar year and with the pro-ration determined based on the duration of employment with the Company during such calendar year (the “Pro-Rated Bonus”); (iii) (A) if the termination date occurs on or prior to November 14, 2019, an amount equal to the NEO’s then-current monthly base salary rate, and (B) if the termination occurs after November 14, 2019, an amount equal to 200% of then-current monthly base salary rate, in each case, payable in accordance with the Company’s regularly scheduled payroll practices for a period of 12 months following the termination date; and (iv) up to 12 months of continued health insurance benefits under the Company group health plan (at the employee-rate), subject to his or her continued eligibility for COBRA coverage and terminable if he or she obtains other employment offering group health plan coverage.

If Mr. Mariani’s or Ms. Schott’s employment with the Company is terminated due to death or “disability” (as defined in the Employment Agreement), then in addition to the Accrued Obligations, the NEO will be entitled to the Actual Prior Year Bonus and the Pro-Rated Bonus.

Each Employment Agreement provides for a Code Section 280G “best-net” cutback, which would cause an automatic reduction in any payments or benefits the NEO would receive which constitute parachute payments within the meaning of Code Section 280G, in the event such reduction would result in the NEO receiving greater payments and benefits on an after-tax basis.

The Employment Agreement subjects the NEO to employment term and 12-month post-employment non-competition, non-solicitation and non-interference restrictive covenants, as well as assignment of inventions, perpetual non-disparagement and employment term and post-employment confidentiality covenants.

For purposes of the Employment Agreements, the Company will have “cause” to terminate the NEO’s employment upon the occurrence of: (i) conviction of a felony, or plea of guilty or nolo contendere to, any felony or any crime of moral turpitude; (ii) repeated intoxication by alcohol or drugs during the performance of his or her duties; (iii) embezzlement or other willful and intentional misuse of any of the funds of the Company or its direct or indirect subsidiaries, (iv) commission of a demonstrable act of fraud; (v) willful and material misrepresentation or concealment on any written reports submitted to the Company or its direct or indirect subsidiaries; (vi) material breach of the Employment Agreement; (vii) failure to follow or comply with the reasonable, material and lawful written directives of the Board; or (viii) conduct constituting his or her material breach of the Company’s then-current code of conduct or similar written policy.

For purposes of the Employment Agreement, an executive will have “good reason” to terminate employment with the Company upon the occurrence of any of the following without written consent: (i) a relocation of the NEO’s principal work location to a location more than 40 miles from its then-current location; (ii) a reduction in the NEO’s then-current base salary or target bonus, or both; (iii) a material breach of any provision of the Employment Agreement by the Company; or (iv) any material reduction in the NEO’s title, authority, duties, responsibilities or reporting relationship from those in effect as of the effective date, except to the extent such reduction occurs in connection with the NEO’s termination of employment for “cause” or due to the NEO’s death or “disability” (as defined in the Employment Agreement.

Change of Control Severance Benefits. On May 4, 2016, the Company’s predecessor entered into change of control agreements with each of Messrs. Smiley, Scarff and Stillwell and entered into a change of control agreement with Mr. Willsher on April 27, 2017. These change of control agreements require the Company to provide certain compensation and benefits to the executive if the executive’s employment is terminated on account of a qualifying termination (as defined below). The change of control agreements continue in effect until the earlier of (i) a separation from service other than on account of a qualifying termination, (ii) the Company’s satisfaction of all of its obligations under the change of control agreement, or (iii) the execution of a written agreement between the Company and the executive terminating the change of control agreement.

Under the terms of each change of control agreement, if an executive’s employment is terminated on account of a qualifying termination, then subject to such executive’s signing and not revoking a separation agreement and release of claims, then such executive will be entitled to the following payments and benefits:

•

A lump sum payment equal to a specified percentage of such executive’s (i) annual base salary and (ii) target bonus, in each case, at the highest rate in effect during the twelve month period prior to the date in which the qualifying termination occurs. For this purpose, the percentage multiplier is 250% for Mr. Scarff, 200% for Stillwell, and 150% for Smiley and Willsher, and the target bonus would be calculated as a percentage of base salary, which was equal to 100% for Mr. Scarff, 90% for Stillwell, 70% for Mr. Smiley, and 75% for Mr. Willsher for 2018.

•	Vesting of all outstanding unvested awards previously granted to such executive under the MIP in accordance with their terms.

•

Reimbursement for the amount of COBRA continuation premiums (less required co-pay) until the earlier of (i) twelve months following the qualifying termination and (ii) such time as such executive is no longer eligible for COBRA continuation coverage.

•	Financial counseling services for twelve months following the qualifying termination, subject to a maximum benefit of $30,000.

•	Outplacement counseling services for twelve months following the qualifying termination, subject to a maximum value of $30,000.

“Qualifying termination” means, as to any executive, the separation of service on account of (i) an involuntary termination by the Company without “cause” or (ii) such executive’s voluntary resignation for “good reason,” in each case, within six months prior to, or twenty-four months following, a change of control. The term “cause” means (i) such executive’s commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude; (ii) engaging in conduct that constitutes fraud, gross negligence or willful misconduct that results or would reasonably be expected to result in material harm to the Company or its affiliates or their respective businesses or reputations; (iii) breach of any material terms of such executive’s employment, including any of the Company’s policies or its code of conduct; or (iv) willful and continued failure to substantially perform such executive’s duties for the Company which such failure is not remedied within ten business days after receipt of written demand of substantial performance by the Board. The term “good reason” means the occurrence of one of the following without an executive’s express written consent (i) a material reduction of such executive’s duties, position or responsibilities, or such executive’s removal from such position and responsibilities, unless such executive is offered a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation, title and status); (ii) a material reduction by the Company of such executive’s base compensation (base salary and target bonus) as in effect immediately prior to such reduction; (iii) such executive is requested to relocate (except for office relocations that would not increase such executive’s one way commute by more than 50 miles); or (iv) any other action or inaction that constitutes a material breach by the Company of the change of control agreement. The term “change of control” has the meaning ascribed to such term in the MIP.

In the event that the Board determines that payments to be made to an executive under the change of control agreement would constitute “excess parachute payments” under Code Section 280G, then the amount of such payments shall either (i) be reduced so that such payments will not be subject to such excise tax or (ii) paid in full, whichever results in the better net after tax position for the executive.

MIP Severance Agreement. In connection with the grant of the Emergence Awards, each of then-executive officers of the Company, including Messrs. Scarff, Stillwell, Smiley, and Willsher, executed a management incentive plan severance agreement which generally provides that, if the executive is terminated by the Company without “cause” or the executive resigns his employment for “good reason,” in each case, within two years following the Effective Date (the “Severance Agreement Termination”), in lieu of any other severance payments or benefits, such executive will receive a cash amount equal to the greater of (x) such executive’s severance benefits under his change of control agreement (other than the acceleration of equity awards pursuant to the change of control agreement) (the “Change of Control Severance Benefits”) and (y) a cash payment equal to the value of such executive’s unvested Emergence Awards on such termination or resignation date (with the value of any stock options calculated as the spread value of the stock option). However, if the Compensation Committee determines in its good faith judgment that payment of the Change of Control Severance Benefits is not warranted because the basis of the termination of employment is poor performance which does not otherwise constitute “cause”, the executive officer will only be entitled to a cash payment equal to the value of such executive’s Emergence Awards on such termination or resignation date. If the Severance Agreement Termination occurs within six months prior to, or twenty-four months following, a change of control of the Company, the executive’s change of control agreement shall control in such event.

Other Benefits. We do not maintain a defined benefit pension plan for the executive officers. We provide a basic benefits package generally to all employees, which includes a 401(k) plan and eligibility to receive employer matching contributions, and health, disability and life insurance.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussion, the Compensation Committee has recommended to the Board of the Company that the Compensation Discussion and Analysis be included in this annual report.

The Compensation Committee of Amplify Energy Corp.

Christopher W. Hamm

David M. Dunn

David H. Proman

Deductibility of Compensation

Elements of the Company’s executive compensation program, including stock options granted under the MIP, were designed in a manner intended to allow elements thereof to satisfy specific exceptions to the Section 162(m) limit on deductibility related to performance-based compensation. However, pursuant to the 2017 Tax Cuts and Jobs Act signed into law on December 22, 2017 (the “Tax Act”), the exception for performance-based compensation has been repealed effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our employees and the annual total compensation of our president and chief executive officer:

For 2018, our last completed fiscal year:

•	The median of the total annual compensation of all employees of our Company (excluding our CEO) was $99,335; and

•	The total annual compensation of our chief executive officer, as reported in the Summary Compensation Table below, was $3,447,086.

Based on this information, for 2018 the ratio of the annual total compensation of Mr. Mariani, our president and chief executive officer, to the median of the annual total compensation of all employees was 32.5:1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2018, our employee population consisted of approximately 208 full-time employees, with all of these individuals located in the United States. This population did not include employees who were on leaves of absence as of December 31, 2018, or any part-time or temporary employees.

•

To identify the “median employee” from our employee population, we used cash compensation consisting of base salary or wage (including any overtime pay), and annual bonus, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2018. In making this determination, we annualized the base pay or monthly wages and annual bonus amounts paid in respect of 2018 for those full-time employees who did not work for the entire 12-month period.

•

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $105,948.

•	With respect to the total annual compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Relation of Compensation Policies and Practices to Risk Management

Our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. Accordingly, the use of compensation as an incentive for performance can foster the potential for management and others to take unnecessary or excessive risks to reach performance thresholds that qualify them for additional compensation.

From a risk management perspective, our policy is to conduct our commercial activities within pre-defined risk parameters that are closely monitored and are structured in a manner intended to control and minimize the potential for unwarranted risk-taking. We also routinely monitor and measure the execution and performance of our projects and acquisitions relative to expectations.

We expect our compensation arrangements to contain a number of design elements that serve to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results. Those elements include delaying the rewards and subjecting such rewards to forfeiture for terminations related to violations of our risk management policies and practices or of our Code of Business Conduct and Ethics.

In combination with our risk-management practices, we do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us.

Summary Compensation Table

The following table includes the compensation earned by our NEOs for the fiscal years ended December 31, 2018, 2017 and 2016 (including amounts paid by our Predecessor prior to our emergence from bankruptcy), and their respective titles as of December 31, 2018.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)		Stock Awards ($) (2)	Option Awards ($) (3)		All Other Compensation ($) (4)	Total ($)
Kenneth Mariani	2018	380,192		323,941		2,725,000	—		17,953	3,447,086
President and Chief Executive Officer

Martyn Willsher	2018	278,333		173,844		418,450	—	(6)	18,990	881,373
Senior Vice President and Chief Financial Officer	2017	235,000		339,583		254,745	92,685		18,630	940,643

Polly Schott	2018	168,182		129,576		880,000	—		9,099	1,186,857
Senior Vice President and Chief Administrative Officer

Richard P. Smiley	2018	323,333		204,366		303,000	—	(6)	18,990	815,339
Vice President, Onshore Operations	2017	310,000		481,944		393,822	143,286		18,630	1,347,682

Eric M. Willis	2018	350,000		427,916	(5)	200,000	—		18,990	996,906
Vice President and General Counsel	2017	35,224		113,000		313,500	—		203	461,927

William J. Scarff	2018	223,076		—		—	—		3,031,087	3,254,163
Former President and Chief Executive Officer	2017	600,000		1,000,000		1,733,010	630,529		18,630	3,982,169
	2016	327,500	(7)	800,000		1,200,000	—		56,234	2,383,734

Robert L. Stillwell, Jr.	2018	138,333		—		—	—		1,594,330	1,732,663
Former Senior Vice President and Chief Financial Officer	2017	415,000		540,000		908,820	330,660		18,630	2,213,110
	2016	29,812	(7)	100,000		650,000	—		37,258	1,610,383

(1)

Amounts reported for 2016 for Messrs. Scarff, Stillwell, Willsher, and Smiley include payments under the Key Employee Incentive Plan (“KEIP”) and prior bonus payments made under the key employee retention program (“KERP”), which were incentive and retention programs established by the board of directors of our Predecessor prior to our emergency from bankruptcy. The amounts reported for 2017 consist of payments under the KEIP and in addition, for Mr. Smiley a payment of $162,500 under the KERP. The amount shown represents the earned annual incentive bonuses payable to our NEOs, and these amounts were paid 25% in cash and 75% in fully vested shares of Amplify stock. In addition, the Compensation Committee also approved supplemental discretionary bonus amounts for Mr. Mariani ($29,541), Mr. Willsher ($8,244), Ms. Schott ($32,976), Mr. Smiley ($34,350), and Mr. Willis ($32,976), which were paid in fully vested shares of stock.

(2)

The amounts reported for 2016 represent the aggregate grant date fair value of restricted unit awards and phantom unit awards granted in fiscal 2016 by our Predecessor, calculated in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 13 of the Notes to Consolidated and Combined Financial Statements included under “Item 8. Financial Statements and Supplementary Data.” The amounts reported for 2017 and 2018 reflect the aggregate grant date fair value of restricted stock units granted in fiscal 2017 and fiscal 2018 under our MIP, calculated in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 13 of the Notes to Consolidated and Combined Financial Statements included under “Item 8. Financial Statements and Supplementary Data.”

(3)

The amounts reported reflect the aggregate grant date fair value of the stock options granted prior to 2018, calculated in accordance with ASC Topic 718 utilizing the assumptions discussed in Note 13 of the Notes to Consolidated and Combined Financial Statements included under “Item 8. Financial Statements and Supplementary Data.”

(4)

All other compensation for the 2018 fiscal year for each of our NEOs includes a matching company contribution under the Company’s defined contribution 401(k) plan and the dollar value of life, short- and long-term disability insurance paid on behalf of the officer, in the amounts of $16,500 and $1,453 in the case of Mr. Mariani; $16,500 and $2,490 in the case of Mr. Willsher; $7,854 and $1,245 in the case of Ms. Schott; $16,500 and $2,490 in the case of Mr. Smiley; $16,500 and $2,490 in the case of Mr. Willis; $16,500 and $1,038 in the case of Mr. Scarff; and $16,500 and $830 in the case of Mr. Stillwell. For Messrs. Scarff and Stillwell, all other compensation also includes severance payments equal to $3,000,000 and $1,577,000 respectively.

(5)	Amount reported for Mr. Willis for 2018 includes a retention bonus in an amount equal to $227,500 which was paid in cash subject to his continued employment through December 31, 2018.
(6)	Mr. Willsher and Mr. Smiley forfeited their unvested options granted in 2017 in exchange for the right to receive restrictive unit awards in 2018.
(7)	The amounts reported for 2016 represents portion of base salary allocated and paid by Memorial Resources Development Corp.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to our NEOs during the fiscal year ended December 31, 2018.

			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock or Units” (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Award Type	Grant Date	Threshold ($) (2)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#) (3)
Kenneth Mariani	Annual Incentive Plan (1)		210,000	600,000	900,000					—	—	—
	RSUs	5/14/18				—	—	125,000	125,000	—	—	$2,725,000

Martyn Willsher	Annual Incentive Plan (1)		78,750	225,000	337,500					—	—	—
	RSUs	5/1/18							11,000	—	—	$118,450
	RSUs	10/1/18				—	—	15,000	15,000			$300,000

Polly Schott	Annual Incentive Plan (1)		78,750	225,000	337,500					—	—	—
	RSUs	7/1/18				—	—	40,000	40,000	—	—	$880,000

Richard P. Smiley	Annual Incentive Plan (1)		80,850	231,000	346,500				—	—	—	—
	RSUs	5/1/18							10,000			$103,000
	RSUs	10/1/18				—	—	10,000	10,000	—	—	$200,000

Eric M. Willis	Annual Incentive Plan (1)		79,625	227,500	341,250					—	—	—
	RSUs	10/1/18				—	—	10,000	10,000	—	—	$200,000

William J. Scarff	Annual Incentive Plan (1)	—	—	—	—	—	—	—	—	—	—

Robert L. Stillwell, Jr.	Annual Incentive Plan (1)	—	—	—	—	—	—	—	—	—	—	—

(1)

Represents the annual incentive award which, if any, was paid 25% in cash and 75% in fully vested share of Amplify stock. The awards (including performance goals and targets) are described in more detail above under “Elements of Executive Compensation-Annual Incentive Awards.”

(2)	Represents the bonus amount payable if threshold performance objectives are achieved and no portion of the discretionary component of the annual bonus program is awarded.
(3)

As described in further detail under “Compensation Discussion and Analysis—Elements of Executive Compensation—Long Term Incentive Compensation,” the performance-vesting RSUs generally vest upon achievement of 15-day volume-weighted average price targets, with one-third vesting upon achievement of each of $12.50 per share, $15.00 per share, and $17.50 per share targets, subject to additional time-based vesting restrictions. Performance-vesting RSUs vest based on achievement at a specified share price, and as such, there is no threshold or target amount. Accordingly, the maximum number of performance-vesting RSUs shown in the table reflects the total number of shares of our common stock earned if 100% of the performance-based RSUs are fully vested.

(4)

As described in further detail under “Compensation Discussion and Analysis—Elements of Executive Compensation—Long Term Incentive Compensation,” the time-based vesting RSUs generally vest in three equal annual installments, with the first annual vesting date to occur on May 14, 2019 in the case of Mr. Mariani, on May 1, 2019 and October 1, 2019 in the case of Mr. Willsher and Mr. Smiley, on July 1, 2019 in the case of Ms. Schott and on October 1, 2019 in the case of Mr. Willis.

(5)

Reflects the aggregate grant date fair value of RSUs granted under the MIP calculated in accordance with the ASC Topic 718, without taking into account estimated forfeitures, based on the fair market value of a share of our common stock on the date of grant. For information about assumptions made in the valuation of these awards, see Note 13 of the Notes to Consolidated and Combined Financial Statements included under “Item 8. Financial Statements and Supplementary Data.”

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2018.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Kenneth Mariani	5/14/2018	—	—	—	—	—	250,000	$2,175,000	—	—

Martyn Willsher	10/1/2018	—	—	—	—	—	30,000	$261,000	—	—
	5/1/2018	—	—	—	—	—	11,500	$100,050	—	—
	5/4/2017	—	—	—	—	—	12,334	$107,306	—	—
	5/4/2017 (2)	6,166	—	—	21.58	5/4/2023	—	—	—	—

Polly Schott	7/1/2018	—	—	—	—	—	80,000	$696,000	—	—

Richard P. Smiley	10/1/2018	—	—	—	—	—	20,000	$174,00	—	—
	5/1/2018	—	—	—	—	—	10,000	$87,000	—	—
	5/4/2017 (2)	9,533	—	—	21.58	5/4/2023	—	—	—	—
	5/4/2017 (3)	—	—	—	—	—	19,067	$165,883	—	—

Eric M. Willis	10/1/2018	—	—	—	—	—	20,000	$174,000	—	—
	12/1/2017	—	—	—	—	—	20,000	$174,000	—	—

William J. Scarff	5/4/2017 (2)	125,854	—	—	21.58	5/14/2020	—	—	—	—
	5/4/2017 (3)	—	—	—	—	—	—	—	—	—

Robert L. Stillwell, Jr.	5/4/2017 (2)	66,000	—	—	21.58	4/27/2020	—	—	—	—
	5/4/2017 (3)	—	—	—	—	—	—	—	—	—

(1)	Amounts reported are based on the fair market value of our common stock on the last day of the fiscal year ended December 31, 2018 ($8.70 per share).
(2)

Reflects stock options which vest over three years in equal annual installments on the anniversary of the grant date. For Messrs. Scarff and Stillwell, the stock option expiration period was extended in connection with the separation of their employment until the second anniversary of their respective separation date.

(3)

Reflects time-based vesting RSUs which vest over three years in equal annual installments on the anniversary of the grant date, and performance-vesting RSUs which vest based on the achievement of share price hurdles and satisfaction of subsequent service-based vesting conditions.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to equity-based awards held by our NEOs that vested during the fiscal year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kenneth Mariani	—	—	—	—
Martyn Willsher	—	—	6,166	$64,435
Polly Schott	—	—	—	—
Richard P. Smiley	—	—	9,533	$99,620
Eric M. Willis	—	—	10,000	$104,000
William J. Scarff	—	—	—	—
Robert L. Stillwell, Jr.	—	—	—	—

Pension Benefits

Currently, the Company does not, and does not intend to, provide pension benefits to NEOs.

Nonqualified Deferred Compensation

Currently, the Company does not, and does not intend to, sponsor or adopt a nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change of Control

The following table sets forth information concerning the change of control and severance payments to be made to each of our NEOs in connection with a change of control or termination of employment, presuming a termination or change of control date of December 31, 2018 and the fair market value of a share of common stock on December 31, 2018 ($8.70 per share). The below table only includes information for employment termination or change of control events that trigger vesting or severance-related payments, and assumes that each executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims. Additional descriptions of the terms of our agreements, plans, and arrangements with our NEOs are set forth in “Item 11. Executive Compensation — Compensation Discussion and Analysis — Elements of Executive Compensation.”

The precise amount that each of our NEOs would receive cannot be determined with any certainty until a change of control has occurred.

Name	Involuntary Termination during Change of Control Protection Period ($) (1) (2) (3)	Involuntary Termination (No Change of Control) ($) (4)	Other Involuntary Termination ($) (5)	Termination for Cause or Voluntary Resignation without Good Reason ($)	Termination upon Death or Disability ($) (6)
Kenneth Mariani
Cash Severance	$894,400	$894,400	$—	$—	$600,000
Accelerated Equity Compensation (7)	1,087,500	1,087,500	—	—	—
Health and Welfare Benefits	8,599	8,599	—	—	—
Financial Counseling	—	—	—	—	—
Outplacement Assistance	—	—	—	—	—

Total	$1,990,499	$1,990,499	$—	$—	$600,000
Martyn Willsher
Cash Severance	$787,500	$787,500	$—	$—	$—
Accelerated Equity Compensation (7)	337,856	230,550	337,856	—	207,356
Health and Welfare Benefits	26,832	26,832	—	—	—
Financial Counseling	30,000	30,000	—	—	—
Outplacement Assistance	30,000	30,000	—	—	—

Total	$1,212,188	$1,104,882	$337,856	$—	$207,356
Polly Schott
Cash Severance	$396,600	$396,600	$—	$—	$225,000
Accelerated Equity Compensation (7)	348,000	348,000	—	—	—
Health and Welfare Benefits	24,492	24,492	—	—	—
Financial Counseling	—	—	—	—	—
Outplacement Assistance	—	—	—	—	—

Total	$769,092	$769,092	$—	$—	$225,000
Richard Smiley
Cash Severance	$841,500	$841,500	$—	$—	$—
Accelerated Equity Compensation (7)	339,883	174,000	339,883	—	252,882
Health and Welfare Benefits	18,851	18,851	—	—	—
Financial Counseling	30,000	30,000	—	—	—
Outplacement Assistance	30,000	30,000	—	—	—

Total	$1,260,234	$1,094,351	$339,883	$—	$252,882
Eric M. Willis
Cash Severance	$53,846	$53,846	$53,846	$—	$—
Accelerated Equity Compensation (7)	261,000	261,000	261,000	—	174,000
Health and Welfare Benefits	—	—	—	—	—
Financial Counseling	—	—	—	—	—
Outplacement Assistance	—	—	—	—	—

Total	$314,846	$314,846	$314,846	$—	$174,000

(1)

Mr. Willsher and Mr. Smiley are each eligible for severance benefits if they are terminated during the period beginning six months prior to, and ending 24 months after, a change of control (a “Change of Control Protection Period”). Specifically, if their employment is terminated by us without cause or due to the NEO’s resignation with good reason (a “Qualifying Termination”) during a Change of Control Protection Period, the NEO will be entitled to the severance benefits set forth in the applicable Change of Control Agreement described above under “Compensation Discussion and Analysis — Elements of Executive Compensation — Change of Control Severance Benefits.

(2)

If Mr. Mariani or Ms. Schott experiences a Good Leaver Termination described above under “Compensation Discussion and Analysis — Elements of Executive Compensation — Employment Agreements” (whether prior to, in connection with, or at any time following a change of control), the NEO will be entitled to the prorated annual bonus payment, 12 months of continued base salary, and up to 12 months of subsidized COBRA premiums.

(3)

Under the Company’s general severance policy, if Mr. Willis experiences a termination of employment without cause (whether prior to, in connection with, or at any time following a change of control), he would be eligible to receive a cash severance payment equal to three weeks of base salary for each year of service (calculated as three weeks of base salary for each completed year of service) with a minimum of eight weeks of base salary, payable in a lump sum and subject to execution and non-revocation of a release of claims.

(4)

If Mr. Willsher or Mr. Smiley experiences a Qualifying Termination other than during the Change of Control Protection Period, the NEO is entitled to a cash severance payment calculated as the greater of (i) the cash severance payment, COBRA premium reimbursement, financial counseling, and outplacement assistance described above under “Compensation Discussion and Analysis — Elements of Executive Compensation — Change of Control Severance Benefits” (collectively, the “Change of Control Severance Benefits”), or (ii) the value of unvested portion of the Emergence Awards granted to the NEO on May 4, 2017. As of December 31, 2017, for each NEO, the value of the Change of Control Severance Benefits exceeded the aggregate value of the Emergence Awards, and as a result the NEO would have been entitled to the Change of Control Severance Benefits.

(5)

If the employment of Mr. Willsher or Mr. Smiley is terminated by us without cause, other than during the Change of Control Protection Period, and the Compensation Committee determines the grounds for termination of employment is due to poor performance which does not constitute cause under the terms of the MIP Severance Agreement, the NEO will only be entitled to a cash severance payment equal to the aggregate value of such NEO’s unvested Emergence Award, calculated as of the date of termination of employment. Accordingly, amounts shown reflect the market value of the Emergence Awards as of December 31, 2018.

(6)

If an NEO’s employment is terminated by us while the NEO is disabled, or if the NEO’s employment terminates as a result of the NEO’s death, Mr. Mariani and Ms. Schott are entitled to a pro rata 2018 bonus, and with respect to Mr. Willsher, Mr. Smiley and Mr. Willis, all unvested RSUs granted prior to October 1, 2018 will become vested and the portion of the stock options granted as Emergence Awards which would become vested on the next annual vesting date (if any) will vest on the date of termination. As of December 31, 2017, the exercise price applicable to all stock options granted as Emergence Awards was greater than the fair market value of the underlying common share. Accordingly, the amounts shown do not include any value attributable to any stock options which would become vested as a result of the specified termination.

(7)

Amount reflects market value of outstanding RSUs which would become vested in connection with the specified termination. If a change of control is consummated, any unvested time-based vesting RSUs fully vest and unvested performance-vesting RSUs fully time vest, and if a change of control occurs prior to the third anniversary of the date of grant, then performance-vesting RSUS performance vest if the price per share achieved equals or exceeds the volume weighted average price targets. As of December 31, 2017, the exercise price applicable to all stock options granted as Emergence Awards was greater than the fair market value of the underlying common share. Accordingly, the amounts shown do not include any value attributable to any stock options which would become vested as a result of the specified termination.

DIRECTOR COMPENSATION

Each director who was not an officer or employee of the Company or its affiliates, other than Messrs. Proman and Lederman, received compensation as a “non-employee director” for attending meetings of the board of directors and committee meetings. The following table presents information regarding compensation paid to the non-employee directors of the Company during the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
David M. Dunn	$56,250	$75,000	$131,250
Christopher W. Hamm	$75,000	$75,000	$150,000
P. Michael Highum	$75,000	$75,000	$150,000
Evan S. Lederman (1)	—	—	—
David H. Proman (1)	—	—	—
Edward A. Scoggins, Jr.	$75,000	$75,000	$150,000

(1)	Messrs. Proman and Lederman did not receive any compensation for their service on the board of directors in 2018.
(2)

Reflects the aggregate grant date fair value of RSUs granted under our Non-Employee Directors Compensation Plan, calculated in accordance with ASC Topic 718. For information about assumptions made in the valuation of these awards, see Note 13 of the Notes to Consolidated and Combined Financial Statements included under “Item 8. Financial Statements and Supplementary Data.” RSUs generally vest in equal, annual installments over the three-year period following the date of grant.

Our non-employee directors receive an annual retainer of $75,000 for each director, paid quarterly in advance, and (ii) an annual equity award of RSUs granted on or about May 1 of each year, with the number of RSUs calculated as $75,000 divided by the fair market value of a share of our common stock on the date of grant

Non-employee directors are reimbursed for all out-of-pocket expenses in connection with attending meetings of the board of directors or committees. Each director is fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, as of March 29, 2019, the beneficial ownership of our common stock that are owned by:

•	each person known by us to be a beneficial owner of more than 5% of our outstanding common shares;

•	each director;

•	each executive officer; and

•	all executive officers and directors as a group.

Please see our Annual Report on Form 10-K for the year ended December 31, 2018 for additional information.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Percentage of Outstanding (3)
Fir Tree Capital Management LP (4)	6,673,865	30.1%
Brigade Capital Management, LP (5)	4,873,203	22.0%
Axys Capital Income Fund, LLC (6)	1,626,816	7.3%
York Capital Management Global Advisors, LLC (7)	1,567,087	7.1%
Cross Sound Management LLC (8)	1,310,169	5.9%
Kenneth Mariani (9)	67,011	*
Martyn Willsher (10)	29,289	*
Polly Schott	12,724	*
Richard P. Smiley (11)	45,914	*
Eric M. Willis	23,597	*
David H. Proman (4)	—	—
David M. Dunn (8)(12)	2,392	*
Christopher W. Hamm (6)(13)	4,207	*
Scott L. Hoffman (5)	—	—
Evan S. Lederman (4)	—	—
Edward A. Scoggins, Jr. (14)	4,207	*

Executive Officers and Directors as a Group (11 persons)	189,341	*

*	Less than 1.0%
(1)	Unless otherwise noted, the address for all beneficial owners in this table is c/o Amplify Energy Corp., 500 Dallas Street, Suite 1700, Houston, Texas 77002.
(2)

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(3)

Based on 22,141,804 shares of common stock outstanding at March 29, 2019. Shares of common stock (i) issuable upon the vesting of RSUs within 60 days of the date of this proxy statement and (ii) subject to stock options that are currently exercisable or exercisable within 60 days of the date of this proxy statement are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those RSUs or stock options, but are not treated as outstanding for the purpose of computing the percentage ownership of (x) any other person or (y) the aggregate held by all executive officers and directors as a group.

(4)

The address and telephone number of this beneficial owner are 55 West 46th Street, New York, NY 10036 and (212) 599-0090. Consists of (i) 256,760 shares owned by Fir Tree Capital Opportunity Master Fund III, LP, (ii) 153,743 shares owned by FT SOF IV Holdings, LLC, (iii) 3,414,613 shares owned by Fir Tree E&P Holdings VII, LLC and (iv) 2,848,749 shares owned by Fir Tree E&P Holdings VIII, LLC (collectively, the “Fir Tree funds”). Fir Tree Capital Management LP (“FTCM”) (f/k/a Fir Tree Inc.) is the investment manager for the Fir Tree funds. Jeffrey Tannenbaum, David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Tannenbaum, Sultan and Biondo has voting and investment power with respect to the shares of common stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. Evan S. Lederman and David H. Proman are directors of the Company and managing directors of FTCM. Messrs. Lederman and Proman do not have voting and investment power with respect to the shares of common stock owned by the Fir Tree funds in their capacities as managing directors of FTCM.

(5)

The address and telephone number of this beneficial owner are 399 Park Ave. Suite 1600, New York, NY 10022 and (212) 745-9700. Consists of (i) 14,021 shares owned by Future Directions Credit Opportunities Fund, (ii) 415,309 shares owned by Brigade Credit Fund II Ltd., (iii) 13,968 shares owned by Big River Group Fund SPC LLC, (iv) 120,699 shares owned by Brigade Cavalry Fund Ltd, (v) 118,854 shares owned by Blue Falcon Limited, (vi) 43,379 shares owned by Delta Master Trust, (vii) 320,579 shares owned by Brigade Distressed Value Master Fund Ltd., (viii) 682,392 shares owned by Brigade Energy Opportunities Fund II LP, (ix) 1,531,475 shares owned by Brigade Energy Opportunities Fund LP, (x) 45,899 shares owned by FedEx Corporation Employees’ Pension Trust, (xi) 17,986 shares owned by Brigade Opportunistic Credit Fund — ICIP, Ltd., (xii) 21,662 shares owned by Illinois State Board of Investment, (xiii) 15,730 shares owned by FCA Canada Inc. Elected Master Trust, (xiv) 16,986 shares owned by FCA US LLC Master Retirement Trust, (xv) 35,227 shares owned by JPMorgan Chase Retirement Plan Brigade Bank Loan, (xvi) 24,568 shares owned by JPMorgan Chase Retirement Plan Brigade, (xvii) 162,880 shares owned by Brigade Opportunistic Credit LBG Fund Ltd., (xviii) 99,902 shares owned by Los Angeles County Employees Retirement Association, (xix) 741,962 shares owned by Brigade Leveraged Capital Structures Fund Ltd., (xx) 27,544 shares owned by SC Credit Opportunities Mandate LLC, (xxi) 23,034 shares owned by U.S. High Yield Bond Fund, (xxii) 46,256 shares owned by SEI Global Master Fund Plc the SEI High Yield Fixed Income Fund, (xxiii) 127,911 shares owned by SEI Institutional Investments Trust-High Yield Bond Fund, (xxiv) 87,414 shares owned by SEI Institutional Managed Trust-High Yield Bond Fund, (xxv) 19,824 shares owned by GIC Private Limited, (xxvi) 53,102 shares owned by The Coca-Cola Company Master Retirement Trust, and (xxvii) 44,640 shares owned by St. James’s Place Diversified Bond Unit Trust (collectively, the “Brigade funds”). Brigade Capital Management, LP has voting and investment power with respect to the shares of common stock owned by the foregoing entities and may be deemed to be the beneficial owner of the shares of common stock owned by the Brigade funds. Scott L. Hoffman is a director of the Company and senior analyst at Brigade Capital Management, LP. Mr. Hoffman disclaims beneficial ownership of the shares of common stock owned by Brigade Capital Management, LP.

(6)

The address and telephone number of this beneficial owner are 1613 South Capital of Texas Hwy, Suite 201, Austin, TX 78746 and (512) 551-0421. Trust Asset Management LLC has voting and investment power with respect to the common stock owned by Axys Capital Income Fund, LLC and may be deemed to be the beneficial owner of the shares of common stock owned by Axys Capital Income Fund, LLC. Additionally, Christopher W. Hamm is a director of the Company and chief executive officer of Axys Capital Management, an affiliate of Axys Capital Income Fund, LLC, and therefore may be deemed to be the beneficial owner of, and to have voting and investment control over, the shares of common stock owned by Axys Capital Income Fund, LLC. Mr. Hamm disclaims beneficial ownership of the shares of common stock owned by Axys Capital Income Fund, LLC.

(7)

The address and telephone number of this beneficial owner are 767 Fifth Avenue, New York, NY 10153 and (212) 300-1300. Consists of (i) 827,277 shares owned by York Credit Opportunities Investments Master Fund L.P., (ii) 694,545 shares owned by York Credit Opportunities Fund, L.P., (iii) 37,305 shares owned by Exuma Capital, L.P. and (iv) 7,960 shares owned by York Insurance Dedicated Fund, LLC (collectively, the “York funds”). York Capital Management Global Advisors, LLC has voting and investment power with respect to the common stock owned by the foregoing entities and may be deemed to be the beneficial owner of the shares of common stock owned by the York funds.
(8)

The address and telephone number of this beneficial owner are 10 Westport Road, Suite 202, Wilton, CT 06897 and (203) 529-1680. Consists of (i) 97,667 shares owned by Sirene Global Investments LP (“SGI LP”) and (ii) 1,212,502 shares owned by Cross Sound Distressed Opportunities Fund Series I (“CS1”). Cross Sound Management LLC, the investment manager for SGI LP and CS1, has voting and investment power with respect to the common stock owned by both SGI LP and CS1 and may be deemed to be the beneficial owner of the shares of common stock owned by them. Additionally, David M. Dunn, a director of the Company, is Managing Partner of Cross Sound Management LLC and Co-Chief Investment Officer of CS1, and therefore may be deemed to be the beneficial owner of, and to have voting and investment control over, the shares of common stock controlled by Cross Sound Management LLC. Mr. Dunn disclaims beneficial ownership of the shares of common stock owned by SGI LP or CS1.

(9)	Shares of common stock beneficially owned consists of 25,344 shares of common stock and 41,667 restricted stock units that will vest on May 14, 2019.
(10)

Shares of common stock beneficially owned consists of 13,123 shares of common stock, 6,166 restricted stock options that are currently exercisable and a total of 10,000 restricted stock units that will vest between May 1, 2019 and May 4, 2019.

(11)

Shares of common stock beneficially owned consists 23,514 shares of common stock, 9,533 restricted stock options that are currently exercisable and a total of 12,867 restricted stock units that will vest between May 1, 2019 and May 4, 2019.

(12)	Shares of common stock beneficially owned consists of restricted stock units that will vest on May 4, 2019.
(13)	Shares of common stock beneficially owned consists of 1,815 shares of common stock and 2,392 restricted stock units that will vest on May 4, 2019.
(14)	Shares of common stock beneficially owned consists of 1,815 shares of common stock and 2,392 restricted stock units that will vest on May 4, 2019.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board currently consists of seven members, all of whom are currently serving as directors.

At each annual meeting, our stockholders will elect our directors. Our executive officers and key employees serve at the discretion of the Board. Directors may be removed, either with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares of common stock entitled to vote in connection with the election of directors, voting together as a single class.

The Board has nominated the following individuals for election as directors of the Company to serve until our 2020 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

David M. Dunn

Christopher W. Hamm

Scott L. Hoffman

Evan S. Lederman

David H. Proman

Kenneth Mariani

Edward A. Scoggins, Jr.

Each of the seven director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected. The Board recommends that you vote “FOR” the election of each of the nominees listed above.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for the seven nominees named above. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the proxyholders will vote for the election of a substitute nominee that the Board recommends.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has engaged KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and is seeking ratification of such appointment by our stockholders at the Annual Meeting. KPMG LLP has audited our financial statements and/or those of our predecessor since 2010. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table summarizes the aggregate KPMG LLP fees for independent auditing, tax and related services for each of the years ended December 31, 2018 and 2017 (dollars in thousands):

	2018	2017
Audit fees (1)	$930	$1,245
Audit-related fees (2)	10	—
Tax fees (3)	—	—
All other fees (4)	—	—

Total	$940	$1,245

(1)

Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters. For each of the years ended December 31, 2018 and 2017, those fees primarily related to the (i) audit of our annual financial statements and internal controls over financial reporting included in our annual reports, (ii) the review of our quarterly financial statements filed on Form 10-Q and (iii) services in connection with the Company’s emergence from bankruptcy.

(2)

Audit-related fees represent amounts billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews. No such services were rendered by KPMG LLP during the year ended December 31, 2017.

(3)

Tax fees represent amounts billed in each of the years presented for professional services rendered in connection with tax compliance, tax advice, and tax planning. No such services were rendered by KPMG LLP during the years ended December 31, 2018 and 2017.

(4)	No such services were rendered by KPMG LLP during the years ended December 31, 2018 and 2017.

Pre-Approval Policies and Procedures

The Audit Committee’s charter requires the Audit Committee to approve in advance all audit and non-audit services to be provided by KPMG LLP. The Audit Committee has adopted a pre-approval policy with respect to services which may be performed by KPMG LLP. This policy lists specific audit-related services as well as any other services that KPMG LLP is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to the pre-approval policy. The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee prior to engagement. For the year ended December 31, 2018, the Audit Committee pre-approved 100% of the services described above.

The charter for the Audit Committee is available within the “Corporate Governance” section of our website at http://investor.amplifyenergy.com/corporate-governance.cfm.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 3 — ADVISORY (NON-BINDING) VOTE APPROVING COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the stockholders of the Company are entitled to vote at the Annual Meeting on the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only and is not binding on the Company or the Board.

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	attract and retain talented executive officers by providing total compensation levels competitive with that of executives holding comparable positions in similarly-situated organizations;

•	provide total compensation that is supported by individual performance;

•	provide a performance-based compensation component that balances rewards for short-term and long-term results and is tied to company performance; and

•	encourage the long-term commitment of our executive officers to us and to our stockholders’ long-term interests.

Please read the “Compensation Discussion and Analysis” section beginning on page 17 of this proxy statement for a detailed discussion of our executive compensation program and how it operates and is designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 26 through 31, which provide detailed information on the compensation of our named executive officers.

Our Compensation Committee and the Board have determined that the Company’s Named Executive Officer compensation aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers competitive pay relative to our performance, and therefore the Board recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this proxy statement).

Vote Required

The advisory vote on executive compensation in this Proposal 3 requires the affirmative vote of the holders of a majority of the votes cast, in person or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal THREE will be counted as shares entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 4 — ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Act, the stockholders of the Company are entitled to vote at the Annual Meeting regarding whether the advisory vote on executive compensation should occur every one, two or three years. Stockholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the advisory vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board.

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

The Board has determined that an annual non-binding advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this Proposal 4.

Vote Required

The frequency of the Say-on-Pay vote that receives the greatest number of votes — every one year, every two years or every three years — will be the frequency that the stockholders approve, on a non-binding advisory basis. Neither abstentions nor broker non-votes will have any effect on the outcome of Proposal FOUR. This advisory vote on the frequency of the Say-on-Pay vote is not binding on the Board. However, the Board will take into account the result of the vote when determining the frequency of future Say-on-Pay votes.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” A FREQUENCY OF “ONE YEAR” FOR FUTURE NON-BINDING “SAY-ON-PAY” STOCKHOLDER VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at 500 Dallas Street, Suite 1700, Houston, Texas 77002 and received by December 7, 2019; provided that, if the date of the 2020 annual meeting is more than 30 days before or after May 15, 2020, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. If you wish to submit a proposal that is not to be included in our proxy materials for next year’s annual meeting pursuant to the SEC stockholder proposal procedures or to nominate a director, you must do so between January 21, 2020 and February 20, 2020; provided that if the date of that annual meeting is more than 30 days before or after May 15, 2020, you must give notice not later than the close of business on the 45th day before such annual meeting date or, if later, the 10th day following the day on which public announcement of the annual meeting date is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our amended and restated bylaws (the “Bylaws”).

It is the responsibility of the Board as a whole to identify and evaluate nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings. The Board endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to director duties; and who are likely to be able to serve on the Board for a sustained period.

While the Board does not have a formal policy on diversity, the Board endeavors to achieve an overall balance of diversity among our directors, and it is expected that the Board will view diversity broadly to include diversity of backgrounds, skills and viewpoint as well as traditional diversity concepts such as race or gender, in order to achieve optimal enhancement of the current mix of talent and experience on the Board. The Board believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, accounting and investment analysis and legal and corporate governance, among other areas. The Board does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Board solicits recommendations from existing directors and senior management to be considered by the Board along with any recommendations that have been received from stockholders as discussed in more detail below. The Board may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

The Board will consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2020 if that nomination is submitted in writing by the close of business, between January 21, 2020 and February 20, 2020, to Amplify Energy Corp., 500 Dallas Street, Suite 1700, Houston, Texas 77002, Attn: General Counsel. The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

•

all information relating to such person as would be required to be disclosed in a solicitation of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such person’s written consent to serve as a nominee and to serve as a director if elected;

•	the name and address of the nominating stockholder;

•	(1) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such nominating stockholder, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such nominating stockholder, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which each such nominating stockholder has a right to vote, directly or indirectly, any shares of any security of the Company, (4) any short interest in any security of the Company held by each such nominating stockholder (for purposes hereof, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such nominating stockholder that are separated or separable from the underlying shares of the Company, (6) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which each such nominating stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that each such nominating stockholder is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, and each such nominating stockholder shall supplement the information provided pursuant to the foregoing clauses (1) through (7), to the extent necessary, by the earlier of the 10th day after the record date for determining the stockholders entitled to vote at the meeting and the day prior to the meeting; and

•

any other information relating to each such nominating stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

Further, the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The Company suggests that any such proposal be sent by certified mail, return receipt requested.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and a Notice of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Amplify stockholders may be “householding” our proxy materials. One annual report, proxy statement and Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, you may (1) notify your broker, (2) direct your written request to: 500 Dallas Street, Suite 1700, Houston, Texas 77002 or (3) contact our Investor Relations department by telephone at (713) 588-8346. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker if their shares are held in “street name” or the Company if they are the stockholder of record. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Availability of Annual Reports on Form 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 to any of our stockholders of record, or to any stockholder who owns our common stock listed in the name of a broker, bank or dealer as nominee, at the close of business on March 18, 2019. Any request for a copy of our Annual Report on Form 10-K should be mailed to our Corporate Secretary at 500 Dallas Street, Suite 1700, Houston, TX 77002, or by calling (713) 588-8369.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 15, 2019. You are requested to cast your proxy as instructed in the Notice of Internet Availability of Proxy Materials whether or not you expect to attend the meeting in person. You may request paper copies of the proxy materials free of charge by following the instructions on the Notice of Internet Availability of Proxy Materials. If you request a paper proxy, please complete, date, and sign the enclosed form of proxy card and return it promptly in the envelope provided. By submitting your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. We encourage you to vote via the Internet.

AMPLIFY ENERGY CORP. 500 DALLAS STREET, SUITE 1700 HOUSTON, TEXAS 77002

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Amplify Energy Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Amplify Energy Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

If you would like to attend the annual meeting and vote in person, you may contact Amplify Energy Corp. at (713) 588-8369 (attn.: Corporate Secretary) for directions to the annual meeting. Please see the proxy statement for annual meeting attendance requirements.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E65028-P17495 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMPLIFY ENERGY CORP.
The Board of Directors recommends a vote “FOR” each nominee listed in Proposal 1, “FOR” Proposals 2 and 3 and “1 year” on Proposal 4.

Vote on Directors
1.	Election of Directors
	Nominees:	For	Withhold	Vote on Proposal			For	Against	Abstain
	1a. David M. Dunn	☐	☐	2.	Ratification of Appointment of KPMG LLP as Independent Auditor.		☐	☐	☐
	1b. Christopher W. Hamm	☐	☐	3.	To approve, by a non-binding vote, the		☐	☐	☐
	1c. Scott L. Hoffman	☐	☐		compensation of our named executive officers.	1 Year	2 Years	3 Years	Abstain
	1d. Evan S. Lederman 1e. Kenneth Mariani 1f. David H. Proman 1g. Edward A. Scoggins, Jr.	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	4.	To approve, by a non-binding vote, the frequency of stockholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.			☐

The shares represented by this proxy, when properly
executed, will be voted in the manner directed herein by
the undersigned stockholder(s). If no direction is made,
this proxy will be voted “FOR” the nominees listed in
Proposal 1, “FOR” Proposals 2 and 3 and “1 year” on
Proposal 4.

				If any other matters come properly before the meeting, the person named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

				Each signatory to this proxy acknowledges receipt from Amplify Energy Corp., prior to execution of this proxy, of a notice of Annual Meeting of Stockholders and a proxy statement dated April 5, 2019.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement, along with our 2018 Annual Report on Form 10-K,

are available free of charge at http://www.proxyvote.com.

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E65029-P17495

AMPLIFY ENERGY CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2019

The undersigned hereby appoint(s) Kenneth Mariani, Martyn Willsher and Eric M. Willis, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Amplify Energy Corp. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Houston time, on May 15, 2019, at the Hyatt Regency Houston, 1200 Louisiana Street, 3rd Floor - Dogwood Conference Room, Houston, Texas 77002, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS, “FOR” PROPOSALS 2 AND 3 AND “1 YEAR” ON PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE